EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3ASR (Nos. 333-213729, 333-239569, and 333-250803), Form S-8 (No. 333-192198) and Form S-4 (No. 333-201992) of Chesapeake Utilities Corporation of our report dated February 24, 2021, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K for the year ended December 31, 2020.

/s/ Baker Tilly US, LLP (formerly Baker Tilly Virchow Krause, LLP)

Philadelphia, Pennsylvania
February 24, 2021